CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer International Value Fund:

We consent to the use of our report dated January 17, 2012, with respect to the financial statements and financial highlights of Oppenheimer International Value Fund (formerly Oppenheimer Quest International Value Fund), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                         /s/ KPMG LLP
                             KPMG LLP

Denver, Colorado

March 27, 2012